Exhibit 99.1
Penumbra, Inc. Reports Second Quarter 2016 Financial Results

ALAMEDA, Calif., August 9, 2016 (PR Newswire) - Penumbra, Inc. (NYSE: PEN), a global interventional therapies company, today reported financial results for the second quarter ended June 30, 2016.

•	Revenue of $65.1 million in the second quarter of 2016, an increase of 53.9%, or 53.2% in constant currency[1], over the second quarter of 2015.

Second Quarter 2016 Financial Results
Total revenue grew to $65.1 million for the second quarter of 2016 compared to $42.3 million for the second quarter of 2015, an increase of 53.9%, or 53.2% on a constant currency basis. The U.S. represented 67.1% of total revenue and international represented 32.9% of total revenue for the second quarter of 2016. Revenue from sales of neuro products grew to $45.4 million for the second quarter of 2016, an increase of 31.9%, or 31.1% on a constant currency basis. Revenue from sales of peripheral vascular products grew to $19.7 million for the second quarter of 2016, an increase of 149.6%, or 149.3% on a constant currency basis.

Gross profit was $41.5 million, or 63.7% of total revenue, for the second quarter of 2016, compared to $27.4 million, or 64.7% of total revenue, for the second quarter of 2015.

Total operating expenses were $42.1 million, or 64.7% of total revenue, for the second quarter of 2016, compared to $31.2 million, or 73.7% of total revenue, for the second quarter of 2015. R&D expenses were $6.3 million for the second quarter of 2016, compared to $4.8 million for the second quarter of 2015. SG&A expenses were $35.9 million for the second quarter of 2016, compared to $26.4 million for the second quarter of 2015.

Net income for the second quarter of 2016 was $0.2 million, compared to a net loss of $2.7 million for the second quarter of 2015.

As of June 30, 2016, cash and cash equivalents and marketable investments totaled $139.9 million.

Full Year 2016 Financial Outlook
The Company is increasing its 2016 guidance for total revenue to be in the range of $250 million to $255 million. This new range compares to the previous range of $230 million to $235 million.

Webcast and Conference Call Information
Penumbra, Inc. will host a conference call to discuss the second quarter 2016 financial results after market close on Tuesday, August 9, 2016 at 4:30 PM Eastern Time. The conference call can be accessed live over the phone by dialing (877) 201-0168 for domestic callers or (647) 788-4901 for international callers (conference id: 47379214), or the webcast can be accessed on the “Investors” section of the Company’s website at: www.penumbrainc.com. The webcast will be available on the Company’s website for two weeks following the completion of the call.

About Penumbra
Penumbra, Inc., headquartered in Alameda, California, is a global interventional therapies company that designs, develops, manufactures and markets innovative medical devices. The company has a broad portfolio of products that address challenging medical conditions and significant clinical needs across two major markets, neuro and peripheral vascular. Penumbra sells its products to hospitals primarily through its direct sales organization in the U.S., most of Europe, Canada and Australia, and through distributors in select international markets. Penumbra and the Penumbra logo are trademarks of Penumbra, Inc.

1 Constant currency results are non-GAAP financial measures. Please refer to “Non-GAAP Financial Measures” for important information about our use of constant currency results, including reconciliations to the most comparable GAAP measures.

Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company has disclosed the non-GAAP financial measure relating to constant currency revenue in this press release.

Our constant currency revenue disclosures estimate the impact of changes in foreign currency rates on the translation of the Company’s current period revenue as compared to the applicable comparable period in the prior year. This impact is derived by taking the current local currency revenue and translating it into U.S. Dollars based upon the foreign currency exchange rates used to translate the local currency revenue for the applicable comparable period in the prior year, rather than the actual exchange rates in effect during the current period. It does not include any other effect of changes in foreign currency rates on the Company’s results or business.

Full reconciliation of this non-GAAP measure to the most comparable GAAP measures is set forth in the tables below.

Our management believes the non-GAAP financial measure disclosed in this press release is useful to investors in assessing the operating performance of our business and provides a meaningful comparison to prior periods and thus a more complete understanding of our business than could be obtained absent this disclosure. Specifically, we consider the change in constant currency revenue as a useful metric as it provides an alternative framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations.

The non-GAAP financial measure included in this press release may be different from, and therefore may not be comparable to, similarly titled measures used by other companies. Non-GAAP measures should not be considered in isolation or as alternatives to GAAP measures. We urge investors to review the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements
Except for historical information, certain statements in this press release are forward-looking in nature and are subject to risks, uncertainties and assumptions about us. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to: failure to sustain or grow profitability or generate positive cash flows; failure to effectively introduce and market new products; delays in product introductions; significant competition; inability to further penetrate our current customer base, expand our user base and increase the frequency of use of our products by our customers; inability to achieve or maintain satisfactory pricing and margins; manufacturing difficulties; permanent write-downs or write-offs of our inventory; product defects or failures; unfavorable outcomes in clinical trials; inability to maintain our culture as we grow; fluctuations in foreign currency exchange rates; and potential adverse regulatory actions. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission, including our Annual Report Form 10-K for the year ended December 31, 2015 filed with the SEC on March 8, 2016. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. Any forward-looking statements are based on our current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

Penumbra, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	June 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$13,914	$19,547
Marketable investments	125,949	129,257
Accounts receivable, net	34,577	29,444
Inventories	68,406	56,761
Prepaid expenses and other current assets	17,406	9,352
Total current assets	260,252	244,361
Property and Equipment, net	11,864	8,951
Deferred taxes	11,422	10,143
Other non-current assets	441	393
Total assets	$283,979	$263,848
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$4,070	$2,567
Accrued liabilities	28,119	25,581
Total current liabilities	32,189	28,148
Other non-current liabilities	4,199	3,178
Total liabilities	36,388	31,326
Stockholders’ Equity:
Common stock	30	30
Additional paid-in capital	266,650	252,087
Notes receivable from stockholders	—	(5)
Accumulated other comprehensive loss	(2,579)	(2,115)
Accumulated deficit	(16,510)	(17,475)
Total stockholders’ equity	247,591	232,522
Total liabilities and stockholders’ equity	$283,979	$263,848

Penumbra, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue	$65,106	$42,311	$123,025	$81,263
Cost of revenue	23,636	14,936	41,650	27,160
Gross profit	41,470	27,375	81,375	54,103
Operating expenses:
Research and development	6,264	4,792	11,265	7,983
Sales, general and administrative	35,876	26,396	68,945	45,943
Total operating expenses	42,140	31,188	80,210	53,926
(Loss) Income from operations	(670)	(3,813)	1,165	177
Interest income, net	559	177	1,069	385
Other expense, net	(272)	(542)	(496)	(498)
(Loss) Income before provision for income taxes	(383)	(4,178)	1,738	64
(Benefit from) Provision for income taxes	(568)	(1,507)	773	233
Net income (loss)	$185	$(2,671)	$965	$(169)
Net income (loss) attributable to common stockholders	$185	$(553)	$965	$(34)
Net income (loss) per share attributable to common stockholders —Basic	$0.01	$(0.11)	$0.03	$(0.01)
—Diluted	$0.01	$(0.11)	$0.03	$(0.01)
Weighted average shares used to compute net income (loss) per share attributable to common stockholders —Basic	30,210,322	5,096,151	30,100,162	5,000,375
—Diluted	32,693,684	5,096,151	32,542,253	5,000,375

Penumbra, Inc.
Reconciliation of Revenue Growth by Geographic Regions to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Three Months Ended June 30,		Reported Change		FX Impact	Constant Currency Change
	2016	2015	$	%	$	$	%
United States	$43,692	$27,619	$16,073	58.2%	$—	$16,073	58.2%
International	21,414	14,692	$6,722	45.8%	(286)	$6,436	43.8%
	$65,106	$42,311	$22,795	53.9%	$(286)	$22,509	53.2%
Penumbra, Inc.
Reconciliation of Revenue Growth by Product Categories to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Three Months Ended June 30,		Reported Change		FX Impact	Constant Currency Change
	2016	2015	$	%	$	$	%
Neuro	$45,362	$34,400	$10,962	31.9%	$(264)	$10,698	31.1%
Peripheral Vascular	19,744	7,911	$11,833	149.6%	(22)	$11,811	149.3%
Total	$65,106	$42,311	$22,795	53.9%	$(286)	$22,509	53.2%
Penumbra, Inc.
Reconciliation of Revenue Growth by Geographic Regions to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Six Months Ended June 30,		Reported Change		FX Impact	Constant Currency Change
	2016	2015	$	%	$	$	%
United States	$83,104	$53,970	$29,134	54.0%	$—	$29,134	54.0%
International	39,921	27,293	$12,628	46.3%	610	$13,238	48.5%
	$123,025	$81,263	$41,762	51.4%	$610	$42,372	52.1%
Penumbra, Inc.
Reconciliation of Revenue Growth by Product Categories to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Six Months Ended June 30,		Reported Change		FX Impact	Constant Currency Change
	2016	2015	$	%	$	$	%
Neuro	86,646	66,054	$20,592	31.2%	$478	$21,070	31.9%
Peripheral Vascular	36,379	15,209	$21,170	139.2%	132	$21,302	140.1%
Total	$123,025	$81,263	$41,762	51.4%	$610	$42,372	52.1%
1See “Non-GAAP Financial Measures” above for important information about our use of this non-GAAP measure and further information about our calculation of constant currency results.

Investor Relations
Penumbra, Inc.
510-995-2461
investors@penumbrainc.com
Source: Penumbra, Inc.